Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE
For additional information:
Deutsche Bank Press Office (212) 250-5536
Shareholder Account Information (800) 294-4366
Deutsche Closed-End Funds (800) 349-4281 or 00-
800-2287-2750 from outside the US

The Central Europe, Russia and Turkey Fund, Inc., The European Equity Fund, Inc. and The New Germany Fund, Inc. Issue Announcement Regarding Recent Settlements Involving Deutsche Bank and its Affiliates

NEW YORK, NY April 24, 2015 - - The Central Europe, Russia and Turkey Fund, Inc. (NYSE: CEE), The European Equity Fund, Inc. (NYSE: EEA) and The New Germany Fund, Inc. (NYSE: GF) (each, a “Fund,” and, collectively, the “Funds”) announced today that the recent settlements involving Deutsche Bank AG and DB Group Services (UK) Ltd. (described below) (the “Settlements”) do not involve the Funds, Deutsche Asset & Wealth Management International GmbH, Deutsche Investment Management Americas Inc., or any of their affiliates that provide services to the Funds (the “DB Service Providers”). The DB Service Providers have informed the Funds that, subject to the receipt of a permanent exemptive order (described below), the DB Service Providers believe the Settlements will not have any material impact on the Funds or on the ability of the DB Service Providers to perform services for the Funds.

Deutsche Asset & Wealth Management International GmbH (the “Advisor”), with headquarters at Mainzer Landstrasse 178-190, 60327 Frankfurt am Main, Germany, is the investment advisor for the Funds.  The Advisor is an indirect wholly owned subsidiary of Deutsche Bank AG. Deutsche Investment Management Americas Inc. (the “Administrator”), with headquarters at 345 Park Avenue, New York, NY 10154, is the administrator for the Funds.

On April 23, 2015, Deutsche Bank AG announced that it had reached an agreement with the United States Department of Justice to resolve an investigation concerning claims that its indirect wholly owned subsidiary, DB Group Services (UK) Ltd., engaged in a scheme to defraud counterparties to interest rate derivatives trades executed on its behalf by manipulating benchmark interest rates to which the profitability of those trades was tied. Pursuant to its plea agreement (the “Plea Agreement”) with the Department of Justice, DB Group Services (UK) Ltd. entered a plea of guilty to one count of wire fraud in the U.S. District Court for the District of Connecticut (the “District Court”) in violation of federal law related to the conduct (the “Conduct”) described in the Plea Agreement and agreed (i) to work with Deutsche Bank AG in fulfilling the obligations described in the undertakings given by Deutsche Bank AG in connection with resolving investigations by certain other U.S. and non-U.S. regulatory agencies that have addressed the Conduct; (ii) to continue to cooperate fully with the Department of Justice and any other law enforcement or government agency designated by the Department of Justice in a manner consistent with applicable law and regulations; and (iii) to pay a fine of $150 million. The DB Service Providers and DB Group Services (UK) Ltd. expect that the District Court will enter a judgment against DB Group Services (UK) Ltd. that will require remedies that are materially the same as those set forth in the Plea Agreement.

The events leading up to the guilty plea did not arise out of the investment advisory or investment company management or administration activities of Deutsche Bank AG or its affiliates, including the Advisor and the Administrator.

In addition, Deutsche Bank AG entered into a deferred prosecution agreement (the “Deferred Prosecution Agreement”) with the Department of Justice on April 23, 2015 relating to submissions of London Interbank Offered Rate for U.S. Dollar and certain other benchmark interest rates. In the Deferred Prosecution Agreement, Deutsche Bank AG has agreed, among other things,  (i) to continue to cooperate fully with the Department of Justice and any other law enforcement or government agency designated by the Department of Justice until the conclusion of all investigations and prosecutions arising out of the conduct described in the Deferred Prosecution Agreement; (ii) to retain an independent compliance monitor for three years, subject to extension or, at the sole discretion of the Department of Justice, early termination, to be selected by the Department of Justice from among qualified candidates proposed by Deutsche Bank AG; (iii) to further strengthen its internal controls as recommended by the monitor as well as required by certain other U.S. and non-U.S. regulatory agencies that have addressed the misconduct described in the Deferred Prosecution Agreement; and (iv) to the payment of $625 million. Deutsche Bank AG has also agreed to settlement agreements with other U.S. and foreign regulators relating to these matters.

As a result of the Plea Agreement, absent an order from the Securities and Exchange Commission (the “SEC”), the Advisor and its affiliates would not be able to continue to provide investment advisory services to the Funds. The SEC has granted a temporary order to permit the Advisor or its affiliates to provide investment advisory and underwriting services to registered investment companies.  The Advisor and its affiliates have submitted an application for a permanent order; however, there is no assurance that the SEC will grant a permanent order.

For more information on the Funds, including their most recent month-end performance, visit www.dws-investments.com or call (800) 349-4281 or 00-800-2287-2750 from outside the US.

Important Information

The Central Europe, Russia and Turkey Fund, Inc. is a non-diversified, closed-end investment company seeking long term capital appreciation through investment primarily in equity or equity-linked securities of issuers domiciled in Central Europe, Russia and Turkey. Because the Fund is non-diversified, it can take larger positions in fewer issues, increasing its potential risk. Investing in foreign securities, particularly those of emerging markets, presents certain risks, such as currency fluctuations, political and economic changes, and market risks. Any fund that concentrates in a particular segment of the market will generally be more volatile than a fund that invests more broadly.

The European Equity Fund, Inc. is a diversified, closed-end investment company seeking long-term capital appreciation through investment primarily in equity or equity-linked securities of companies domiciled in countries that are members of the European Union.

The New Germany Fund, Inc. is a diversified, closed-end investment company seeking capital appreciation primarily through investment in equity or equity-linked securities of small and mid-cap German companies.  The Fund may invest up to 35% of its assets in large-cap German companies and up to 20% in other Western European companies.

The shares of most closed-end funds, including the Funds, are not continuously offered. Once issued, shares of closed-end funds are bought and sold in the open market through a stock exchange. Shares of closed-end funds frequently trade at a discount to net asset value. The price of a fund’s shares is determined by a number of factors, several of which are beyond the control of the fund. Therefore, a fund cannot predict whether its shares will trade at, below, or above net asset value.  There can be no assurance that the Funds’ discount management program will be effective in reducing the Funds’ market discounts.

Investments in funds involve risk. Additional risks of the Fund are associated with international investing, such as currency fluctuations, political and economic changes, market risks, government regulations and differences in liquidity, which may increase the volatility of your investment. Foreign security markets generally exhibit greater price volatility and are less liquid than the U.S. market. Additionally, each of the Funds focuses its investments in certain geographical regions, thereby increasing its vulnerability to developments in those regions and potentially subjecting the Funds’ shares to greater price volatility. Some funds have more risk than others. These include funds, such as the Funds, that allow exposure to or otherwise concentrate investments in certain sectors, geographic regions, security types, market capitalization, or foreign securities (e.g., political or economic instability, which can be accentuated in emerging market countries).

The European Union, the United States and other countries have imposed sanctions on Russia as a result of the ongoing Russian military intervention in the Ukraine.  These sanctions have adversely affected Russian individuals, issuers and the Russian economy, and Russia, in turn, has imposed sanctions targeting Western individuals, businesses and products, including food products.  The various sanctions have adversely affected, and may continue to adversely affect, not only the Russian economy but also the economies of many countries in Europe, including Germany.  Potential developments in the Ukraine, and the continuation of current sanctions or the imposition of additional sanctions, may materially adversely affect the value or liquidity of the Funds’ portfolios.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Certain statements contained in this release may be forward-looking in nature. These include all statements relating to plans, expectations, and other statements that are not historical facts and typically use words like “expect,” “anticipate,” “believe,” “intend,” and similar expressions.  Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed.  All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.  Management does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

NOT FDIC/ NCUA INSURED • MAY LOSE VALUE • NO BANK GUARANTEE NOT A DEPOSIT • NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

Deutsche Asset & Wealth Management represents the asset management and wealth management activities conducted by Deutsche Bank AG or any of its subsidiaries. Clients will be provided Deutsche Asset & Wealth Management products or services by one or more legal entities that will be identified to clients pursuant to the contracts, agreements, offering materials or other documentation relevant to such products or services.  (R-38246-1  4/15)